Exhibit 99.1

Veridien Corporation

Press Release
17 October 2003

Veridien Corporation Announces Third Quarter 2003 Sales Revenue Estimated To Be Up by 225% Over Same Quarterly Period Last Year.

St Petersburg, Florida – Veridien Corporation (OTCBB: VRDE) announced today that third quarter 2003 sales revenue is estimated to be up 225% over sales revenue for the same quarterly period last year (2002).

Sheldon Fenton, CEO of Veridien, stated, “ we are continuing to focus on expanding sales of our patented infection control products as we continue along our path to profitability. Recent developments with national contracts and distribution agreements with national and multi-national organizations bode well for our increased revenue and profitability goals.

For highlights of Veridien’s accomplishments in 2003, please visit our website at www.veridien.com to review our 2003 press releases, including:

•	09/15/03	Veridien Corporation Announces National Supply Contract With American Red Cross
•	08/14/03	Veridien Corporation’s Revenue for First Six Month’s 2003 Exceeds 2002 Full Year Revenue
•	06/20/03	Veridien Corporation Meets Key Achievement Objective
•	06/09/03	Veridien Corporation Named As Supplier of E.I.DuPont de Nemours” New Line Of Antiseptic and Disinfectant Products
•	05/14/03	Veridien Corporation Launches New Disinfectant Toilet Seat Wipe Program

About Veridien

Veridien Corporation is a Health Care Company focusing on Infection Control and other Healthy Lifestyle products. Veridien has developed PATENTED and UNIQUE PRODUCTS including SURFACE DISINFECTANTS, ANTISEPTIC HAND CLEANSERS, INSTRUMENT PRESOAK, AND SUN PROTECTANT PRODUCTS. The flagship product Viraguard® Hospital Disinfectant/Cleaner and Instrument Presoak is a skin friendly, patented, US- EPA and Health Canada registered, surface disinfectant. Viraguard® Antiseptic Hand Gel, Viraguard® Antiseptic Hand Spray, and Viraguard® Antiseptic Hand Wipes are US- FDA and Health Canada drug listed products utilizing Veridien’s patented Virahol® formulation.

Look for Veridien at:http://www.vrde.com
And The SunSwipe Corporation L.L.C. at: http://www.sun-swipe.com

Special Note: Forward-looking statements in this press release are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statement involve risks and uncertainties, including without limitation, market acceptance of, and demand for, the Company’s products, manufacturing, development and distributor issues, product pricing, competition, funding availability, technological changes and other risks not identified herein. The Company disclaims any intent or obligation to update any forward-looking statements.

SYMBOL:	VRDE
TRADED:	NASDAQ OTC:BULLETIN BOARD
CONTACT:	Investor Relations: Cheryl Ballou – Veridien Corporation (727) 576-1600 Veridien@GTE.net

“HEALTHY LIVING IS AN ADVENTURE – LET VERIDIEN GUIDE YOU”